SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 24, 2009

TERRA ENERGY RESOURCES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52543	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

225 Franklin Avenue

Midland Park, NJ 07432

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

201-670-0881

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Terra Media, Ltd.

60 Knolls Crescent, Suite 9M

Bronx, NY 10463

(973) 768-4181

ITEM 4.01 CHANGES IN REGSITRANT’S CERTIFYING ACCOUNTANT.

On June 24, 2009 the Issuer was notified that the Drakeford & Drakeford, L.L.C. (“Drakeford”), the Company’s certifying accountant, would not stand for re-election.  The Issuer understands that the decision of Drakeford not to stand for re-election was based upon the revocation of the registration of Drakeford by the Public Company Accounting Oversight Board.

During the fiscal year ended December 31, 2008, and any subsequent period through July 15, 2009, (i) there were no disagreements between the Company and Drakeford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Drakeford would have caused Drakeford to make reference to the matter in its reports on the Company's financial statements, and (ii) except as described below, Drakeford’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. Drakeford’s audit report for the year ended December 31, 2008 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.  During the fiscal year ended December 31, 2008 and through July 10, 2009, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

On August 4, 2009, the Company provided Drakeford with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Drakeford furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated August 4, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On July 28, 2009, the Issuer executed an engagement letter with Paula S. Morelli, CPA P.C. to act as the Issuer’s principal accountant to audit the registrant’s financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 16.1	Letter from Drakeford & Drakeford, LLC regarding agreement with 8-K statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA ENERGY RESOURCES, LTD.

By: __s/Catherine Balloqui___________

              Catherine Balloqui

Chief Executive Officer

Dated: August 4, 2009